EXHIBIT 23.2


DUFFORD & BROWN, P.C.
ATTORNEYS AT LAW

                                                       1700 Broadway, Suite 1700
                                                     Denver, Colorado 80290-1701
                                                        303-861-8013 - Telephone
                                                        303-832-3804 - Facsimile

                                                       dbabiarz@duffordbrown.com


June 24, 2003


New Frontier Energy, Inc.
5525 Erindale Drive, Suite 201
Colorado Springs, CO 80918

Re:  Registration Statement on Form SB-2 Covering Registration of
     ------------------------------------------------------------
     Common Stock
     ------------

Gentlemen and Ladies:

We have acted as counsel to New Frontier Energy, Inc., a Colorado corporation (the "Company"), in connection with the registration by the Company of 12,358,954 shares of Common Stock, all of which are presently outstanding and held by Wyoming Oil & Minerals, Inc. (the "Shares"), as more fully set forth in the Registration Statement on Form SB-2, to be filed by the Company on or about June 25, 2003.

In such capacity, we have examined, among other documents, the Articles of Incorporation, Bylaws and minutes of meetings of its Board of Directors and shareholders, the Registration Statement on Form SB-2 to be filed by the Company this date (as the same may be further amended from time to time ("Registration Statement") and such other documents as we have deemed appropriate. Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation, duly organized and validly existing under the laws of the State of Colorado.

     2. The Shares have been legally and validly authorized under the Articles of Incorporation of the Company, and represent duly and validly issued, fully paid and nonassessable common stock of the Company.

We hereby consent to the reference to our firm in the Registration Statement and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

Sincerely,

/s/ DUFFORD & BROWN, P.C.
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DUFFORD & BROWN, P.C.